SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    July 23, 2002

PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 E. Plumeria Drive San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (408) 570-1000

(Former name or former address if changed since last report)

Item 5.    Acquisition or Disposition of Assets.

On July 23, 2002, Phoenix Technologies Ltd. (“Phoenix”) issued a press release announcing that it had entered into a Tender and Voting Agreement with Synopsys, Inc., a Delaware corporation (“Synopsis”) to tender its shares in inSilicon Corporation, a Delaware corporation (“inSilicon”), to Synopsis in response to a cash tender offer that Synopsys plans to make for all outstanding shares of inSilicon under an Agreement and Plan of Merger dated July 23, 2002 among Synopsis, InSilicon, and Ferrite Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Synopsis, separately announced on July 23, 2002.

Under the terms of the Tender and Voting Agreement, Phoenix will tender and sell 10,450,010 shares, or 100% of its stake in inSilicon, in the Synopsys tender offer for $4.05 per share. The transaction is subject to certain conditions, including antitrust clearance and other customary conditions. Phoenix will have a gain on the sale of its shares of inSilicon.

A copy of the press release is attached hereto as Exhibit 99.1, a copy of the Tender and Voting Agreement and the irrevocable proxy is attached hereto as Exhibit 2.1, and a copy of the irrevocable proxy is attached hereto as Exhibit 2.2, each of which is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  See attached Exhibit Index.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD. (Registrant)

Date:	July 25, 2002	By:	/s/ LINDA V. MOORE
Linda V. Moore Secretary

3

EXHIBIT INDEX

Exhibit No.	Description
2.1	Tender and Voting Agreement by and between Synopsys, Inc. and Phoenix Technologies Ltd. dated July 23, 2002.

2.2	Irrevocable proxy grant by Phoenix Technologies Ltd. to Synopsis, Inc. on July 23, 2002.

99.1	Press Release, dated July 23, 2002